EXHIBIT 99.1

Perceptron Shareholders Approve Merger Agreement with Atlas Copco

PLYMOUTH, Mich., Dec. 08, 2020 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ: PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, today announced that at its annual meeting of shareholders held today, Perceptron shareholders approved the previously announced Agreement and Plan of Merger with Atlas Copco, a world-leading provider of sustainable productivity solutions headquartered in Stockholm, Sweden.

Under the terms of the merger agreement, Perceptron shareholders will receive $7.00 per share in cash for each share of common stock held. The transaction is expected to close during the calendar fourth quarter 2020, subject to customary closing conditions, including the receipt of clearance from CFIUS. Following the closing, Perceptron’s common stock will no longer be publicly traded and will be delisted from Nasdaq Global Market.

ABOUT PERCEPTRON®

Perceptron (NASDAQ: PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive and other manufacturing companies rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Slovakia, Spain and the United Kingdom. For more information, please visit www.perceptron.com.

SAFE HARBOR STATEMENT

Certain statements in this press release may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including our expectations regarding the possible effects of the COVID-19 pandemic on general economic conditions, public health, and global automotive industry, and the Company’s results of operations, liquidity, capital resources, and general performance in the future, the potential impact of COVID-19 on our customers generally and their plans for retooling projects in particular, our fiscal year 2021 and future results, operating data, new order bookings, revenue, expenses, net income and backlog levels, trends affecting our future revenue levels, the rate of new orders, and our ability to fund our fiscal year 2021 and future cash flow requirements. We may also make forward-looking statements in our press releases or other public or shareholder communications. Whenever possible, we have identified these forward-looking statements by words such as “target,” “will,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook,” “guidance” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), including those listed in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for our fiscal 2020. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise. The proposed merger is subject to certain conditions precedent, including regulatory approvals.  The Company cannot provide any assurance that the proposed merger will be completed, nor can it give assurances as to the terms on which such proposed merger will be consummated.

Contact:

Investor Relations
investors@perceptron.com